UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 22, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

On December 22, 2021, Sun Communities Operating Limited Partnership ("SCOLP") issued 17,707 common OP units (the “Common Units”) at an issuance price of $197.661 per unit. All of the Common Units were issued as consideration for the initial holder’s contribution of certain assets to SCOLP.

The issuance by SCOLP of the Common Units was made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Each Common Unit is exchangeable at any time (subject to certain limited exceptions) at the holder’s option for one share of common stock (the “Common Stock”) of Sun Communities, Inc. (the “Company”), the general partner of SCOLP.

Notwithstanding the foregoing exchange rights, the initial holder of the Common Stock has agreed not to sell or otherwise dispose of the shares of the Common Stock issuable upon the exchange of such securities for a period of 18 months after December 22, 2021, subject to certain limited exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: December 29, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer